UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

SITO Mobile, Ltd.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Copies to:

Marcelle S. Balcombe, Esq. Sichenzia Ross Ference Kesner LLP 61 Broadway, 32nd Floor New York, NY 10006 (212) 930-9700	Keith E. Gottfried, Esq. Morgan, Lewis & Bockius LLP 1111 Pennsylvania Avenue, N.W. Washington, DC 20004-2541 (202) 739-5947

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SITO Mobile, Ltd., a Delaware corporation (“SITO”), is filing materials contained in this Schedule 14A with the U.S. Securities and Exchange Commission (“SEC”) in connection with SITO’s solicitation of consent revocations from its stockholders in response to the solicitation of consents from SITO’s stockholders (the “Consent Solicitation”) by Stephen D. Baksa, Thomas Candelaria. Michael Durden, Itzhak Fisher, Thomas J. Pallack, Matthew Stecker and Thomas Thekkethala (the “Baksa Group”) to, among other things, remove and replace all of the current members of SITO’s Board of Directors other than Brent D. Rosenthal who previously collaborated with Mr. Baksa on an activist campaign at another public company. On May 1, 2017, SITO filed a revised preliminary consent revocation solicitation statement with the SEC in connection with its solicitation of consent revocations.

Press Release Issued by SITO on May 1, 2017

Attached hereto is a press release issued by SITO on May 1, 2017 wherein SITO commented on a Schedule 13D Amendment No. 2 (the “Karen Singer Schedule 13D Amendment”) publicly filed with the SEC on April 28, 2017 by Karen Singer and TAR Holdings LLC, a limited liability company for which Karen Singer is the sole member (the “Karen Singer Group”), and the letter by the law firm of Andrews Kurth Kenyon LLP, legal counsel to the Karen Singer Group, that was attached as Exhibit 99.2 thereto (the “Andrews Kurth Letter”).

SITO’s press release commented on, among other matters, the Andrews Kurth Letter, which opines, without any qualification or reservation whatsoever, that “there is no relationship (whether as a “group” under section 13(d) of the Securities and Exchange Act of 1934, or otherwise) between TAR Holdings or Karen Singer and Messrs’ Baksa and Candelaria.” SITO noted in its press release its belief that its stockholders and the investing public, in determining how much reliance to place on the Andrews Kurth Letter and the assertions and opinions contained therein and in deciding how to vote their SITO shares and whether to surrender control of the SITO Board of Directors in the various contested solicitations pending or threatened against SITO seeking control of the SITO Board of Directors, including the Consent Solicitation by the Baksa Group, a proxy contest threatened by the Baksa Group and a proxy contest threatened by the Karen Singer Group, should take note of, among other information, certain information regarding the Karen Singer family’s current ties to Baksa Group members, Matthew Stecker and Thomas Thekkethala, and Evolving Systems, Inc. SITO’s press release noted that (i) Messrs. Stecker and Thekkethala are both purported proposed nominees by the Baksa Group for election to the SITO Board of Directors in the Baksa Group’s Consent Solicitation and threatened proxy contest, and (ii) Messrs. Stecker and Thekkethala are both members of the Board of Directors and senior leadership team of Evolving Systems, Inc., a company where Karen Singer is the beneficial holder of approximately 21.2% of the outstanding common stock, her son, Julian D. Singer, is a member of the Board of Directors, and her brother-in-law Steven G. Singer is a paid consultant. SITO also noted in its press release the strong and unexplained interest that Karen Singer’s husband, Gary A. Singer, has demonstrated in SITO and Evolving Systems, Inc., including his adamant demand that SITO’s Interim Chief Executive Officer engage with Evolving Systems, Inc.’s President and Chief Executive Officer, Thomas Thekkethala, at the earliest possible time and explore opportunities for SITO and Evolving Systems, Inc. to work together.

While SITO commented in its press release on the Karen Singer Schedule 13D Amendment and the Andrews Kurth Letter, SITO does not endorse, and is not responsible for the accuracy of, any statement, assertion, opinion or other information provided in the Karen Singer Schedule 13D Amendment or the Andrews Kurth Letter or any statement, assertion, opinion or other information provided by or relating to the Baksa Group or the Karen Singer Group contained in any consent solicitation statement, proxy solicitation statement or other solicitation materials filed or disseminated by the Baksa Group or Karen Singer Group or any of their respective participants or any other statements, assertions, opinions or other information that the Baksa Group, the Karen Singer Group or any of their respective participants may otherwise include in any filing with the SEC or otherwise.

This press release is being filed herewith because it may be deemed to be solicitation material in connection with SITO’s solicitation of consent revocations in response to the Consent Solicitation.

Important Additional Information And Where To Find It

SITO Mobile, Ltd. (“SITO”), its directors and certain of its executive officers are deemed to be participants in a solicitation of consent revocations from SITO’s stockholders in connection with a pending consent solicitation by a stockholder seeking consents (the “Consent Solicitation”). Information regarding the names of SITO’s directors and executive officers and their respective interests in SITO by security holdings or otherwise can be found in SITO’s revised preliminary consent revocation solicitation statement relating to the Consent Solicitation, filed with the Securities and Exchange Commission (“SEC”) on May 1, 2017. To the extent holdings of SITO’s securities have changed since the amounts set forth in SITO’s preliminary consent revocation solicitation statement relating to the Consent Solicitation, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov.

SITO intends to file a definitive consent revocation statement (the “Consent Revocation Solicitation Statement”) and accompanying WHITE consent revocation card with the SEC in connection with the Consent Solicitation. Additional information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Consent Revocation Solicitation Statement, including the schedules and appendices thereto. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH CONSENT REVOCATION SOLICITATION STATEMENT AND THE ACCOMPANYING WHITE CONSENT REVOCATION CARD AND OTHER DOCUMENTS FILED BY SITO WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain the Consent Revocation Solicitation Statement, any amendments or supplements to the Consent Revocation Solicitation Statement, the accompanying WHITE consent revocation card, and other documents filed by SITO with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of SITO’s corporate website at www.sitomobile.com, by writing to SITO’s Corporate Secretary at SITO Mobile, Ltd., The Newport Corporate Center, 100 Town Square Place, Suite 204, Jersey City, NJ 07301, or by calling SITO at (201) 275-0555.

SITO Mobile Comments on Schedule 13D Amendment and Andrews Kurth Letter Recently Publicly Filed By the Karen Singer Group

Expresses Concern with the Karen Singer Group’s Lack of Transparency Regarding its Ties with Two of the Baksa Group’s Nominees

JERSEY CITY, N.J., May 1, 2017 -- SITO Mobile Ltd. (NASDAQ:SITO), a leading mobile engagement platform, today commented on the Schedule 13D Amendment recently filed with the U.S. Securities and Exchange Commission (“SEC”) by Karen Singer and TAR Holdings LLC, a limited liability company for which Karen Singer is the sole member (the “Karen Singer Group”).

In the Schedule 13D Amendment that the Karen Singer Group publicly filed with the SEC on Friday, April 28, 2017, the Karen Singer Group included a letter from the law firm of Andrews Kurth Kenyon LLP (the “Andrews Kurth Letter”), which is serving as legal counsel to Karen Singer and TAR Holdings LLC. The Andrews Kurth letter indicated it was in response to, among other things, the press release issued by SITO on April 25, 2017. In that press release, SITO indicated its concerns with the failure of the group led by Stephen Baksa and Thomas Candelaria (Stephen D. Baksa, Thomas Candelaria, Michael Durden, Itzhak Fisher, Thomas J. Pallack, Matthew Stecker and Thomas Thekkethala, and, collectively, the “Baksa Group”) to disclose in its preliminary consent solicitation statement, as theretofore filed with the SEC, the ties between two members of the Baksa Group, its purported proposed director candidates, Matthew Stecker and Thomas Thekkethala, and Karen Singer, and how the Baksa Group came to be introduced to Messrs. Stecker and Thekkethala. As previously disclosed, the Baksa Group, which holds, in the aggregate, approximately 6.8% of SITO’s outstanding shares of common stock, has publicly disclosed that it intends to solicit consents from SITO’s stockholders to remove all but one of the directors on SITO’s Board of Directors and replace them with its own hand-picked nominees and, thereby, obtain control of SITO’s Board of Directors.

The Andrews Kurth Letter opines, without any qualification or reservation whatsoever, that “there is no relationship (whether as a “group” under section 13(d) of the Securities and Exchange Act of 1934, or otherwise) between TAR Holdings or Karen Singer and Messrs’ Baksa and Candelaria.” While SITO is commenting in this press release on the Karen Singer Schedule 13D Amendment and the Andrews Kurth Letter, SITO is not responsible for the accuracy of any information provided in the Karen Singer Schedule 13D Amendment or the Andrews Kurth Letter or any information provided by or relating to the Baksa Group or the Karen Singer Group contained in any proxy or consent solicitation materials filed or disseminated by the Baksa Group or Karen Singer Group or any other statements that they may otherwise make in any filing with the SEC or otherwise.

SITO believes the Andrews Kurth Letter, which contained a form of participant legend typically included in proxy solicitation materials used prior to the filing of a definitive proxy statement, constitutes proxy soliciting material pursuant to Regulation 14A under the Securities Exchange Act of 1934. Accordingly, SITO believes its stockholders and the investing public, in evaluating the Andrews Kurth Letter and the assertions and opinions contained therein purporting to provide assurances to SITO, its stockholders and the investing public that “there is no relationship (whether as a “group” under section 13(d) of the Securities and Exchange Act of 1934, or otherwise) between TAR Holdings or Karen Singer and Messrs’ Baksa and Candelaria,” and in determining how much reliance to place on the Andrews Kurth Letter and the statements and opinions contained therein and in deciding how to vote their SITO shares and whether to surrender control of the SITO Board of Directors in the pending Baksa Group Consent Solicitation, the proxy contest threatened by the Baksa Group or the proxy contest threatened by the Karen Singer Group, should note the following:

•	The Andrews Kurth Letter does not address in any manner whatsoever the ties between the Karen Singer Group or members of Karen Singer’s family with Baksa Group Nominees, Matthew Stecker and Thomas Thekkethala, including that Messrs. Stecker and Thekkethala are both members of the Board of Directors and senior leadership team of Evolving Systems, Inc. (trading on Nasdaq, symbol “EVOL”), a company where the Karen Singer Group is the beneficial holder of approximately 21% of the issued and outstanding common stock and where Karen Singer’s son, Julian D. Singer, serves on the board of directors.

•	Neither the Schedule 13D Amendment filed by the Karen Singer Group nor the Andrews Kurth letter mention any of the current ties between the Karen Singer Group or members of Karen Singer’s family and Baksa Group members and purported nominees, Matthew Stecker and Thomas Thekkethala, or the current ties between the Karen Singer Group or members of Karen Singer’s family and Evolving Systems, Inc., the public company led by Messrs. Stecker and Thekkethala.

SITO further believes that its stockholders and the investing public, in determining how much reliance to place on the Andrews Kurth Letter and the assertions and opinions contained therein and in deciding how to vote their SITO shares and whether to surrender control of the SITO Board of Directors in the pending Baksa Group Consent Solicitation, the proxy contest threatened by the Baksa Group or the proxy contest threatened by the Karen Singer Group, should note the following regarding the Karen Singer family’s current ties to Baksa Group members and purported nominees, Matthew Stecker and Thomas Thekkethala, the current ties between the Karen Singer Group or members of Karen Singer’s family and Evolving Systems, Inc., the public company led by Messrs. Stecker and Thekkethala, and the confounding mystery surrounding the involvement of Gary A. Singer (who is not mentioned in, or copied on, the Andrews Kurth Letter) in this matter:

•	Mr. Thekkethala currently serves as the President and Chief Executive Officer and as a member of the Board of Directors of Evolving Systems, Inc., a public company in which Karen Singer currently owns approximately 21.2% of the issued and outstanding common stock.
•	Mr. Stecker currently serves as the Chairman of the Board of Directors of Evolving Systems, Inc.
•	Mr. Stecker previously served as a director at MRV Communications, Inc., a company that Karen Singer held at one point aggregate beneficial ownership with another activist investor of over 5% of the company’s common stock.
•	One of Karen Singer’s purported proposed director candidates in the concurrent proxy contest that she is pursuing against SITO for control of SITO’s Board of Directors, Richard Ramlall, has served as a director of Evolving Systems, Inc. since 2008.
•	Another of Karen Singer’s purported proposed director candidates in the concurrent proxy contest that she is pursuing against SITO, Steven G. Singer, who is the brother-in-law of Karen Singer, currently serves as a paid consultant to Evolving Systems, Inc.
•	Julian D. Singer, the 33 year-old son of Karen Singer and Gary A. Singer, has served as a director of Evolving Systems, Inc. since January 2015.
•	The Karen Singer Group has publicly disclosed in its Schedule 13D Amendment its request, and the Andrews Kurth Letter reiterates the request, for a waiver from SITO from the application of Section 203 of the Delaware General Corporation Law, Delaware’s antitakeover statute and sometimes referred to as a “freezeout” statute, so the Karen Singer Group could purchase up to 19.9% of SITO’s common stock. SITO strongly believes that such a waiver is intended to prevent any future acquisition of SITO by Evolving Systems, Inc., which could be construed as an affiliate of Karen Singer due to her 21.2% ownership interest, from being hindered by the application of Section 203.
•	Karen Singer’s husband, Gary A. Singer, has exhibited an extremely strong interest in SITO and in ensuring that SITO’s Interim Chief Executive Officer, Richard O’Connell, meet with Evolving Systems, Inc.’s Chief Executive Officer Thomas Thekkethala at the earliest possible time in order to assess “how the companies might work together.” During the week of March 20, 2017, Gary A. Singer and Karen Singer’s son, Julian D. Singer, sent multiple emails to SITO’s Interim Chief Executive Officer, Richard O’Connell, and Evolving Systems, Inc. Chief Executive Officer Thomas Thekkethala, seeking to introduce Mr. O’Connell to Mr. Thekkethala and adamantly demanding that Mr. O’Connell meet with Mr. Thekkethala at the earliest possible time and indicating how important such meeting was to Karen Singer’s family. These emails among Gary A. Singer, Julian D. Singer, Mr. O’Connell and Mr. Thekkethala have been included in the Revised Preliminary Consent Revocation Statement that SITO has filed with the SEC on April 28, 2017, including an email sent on March 23, 2017 from Julian D. Singer to Mr. O’Connell, which Gary A. Singer was copied on, where Julian D. Singer stated: “Rory, we feel strongly that you should reschedule this [the meeting with Mr. Thekkethala] ASAP, in addition to coming in to discuss with us early next week.”

•	The strong interest of Gary A. Singer in SITO and his adamant demands that Mr. O’Connell meet with Evolving Systems, Inc.’s Chief Executive Officer Thomas Thekkethala to explore future activities with Evolving Systems, Inc., and the role of Gary A. Singer with respect to the Karen Singer Group and Evolving Systems, Inc., remains a confounding mystery that SITO believes deserves further scrutiny. SITO believes it is very odd that it has never received any telephone calls or requests for meetings from Karen Singer, the individual who filed the Schedule 13D with the SEC relating to SITO, but only from her husband and son who specifically refer to themselves in their communications with SITO’s management as “SITO’s largest stockholder.” SITO was introduced to Gary A. Singer in early March 2017 when his son, Julian D. Singer, contacted SITO’s Interim Chief Executive Officer, Richard O’Connell, and announced to Mr. O’Connell that “we” [his family] had just become SITO’s largest stockholder and indicated that he and his father, Gary A. Singer, would be interested in meeting with Mr. O’Connell. Such a meeting took place on March 20, 2017 at SITO’s offices in Jersey City, New Jersey. Noticeably, despite his strong interest in SITO and his insistence that SITO engage with Evolving Systems, Inc., Gary A. Singer does not appear to be a stockholder in SITO, he is not referenced in any of Karen Singer’s Schedule 13D filings with the SEC related to SITO or Evolving Systems, Inc. and it is abundantly clear that Gary A. Singer cannot be a purported proposed director nominee for election to the SITO Board of Directors or an officer or director of Evolving Systems, Inc. In Litigation Release No. 15278 issued by the SEC on March 10, 1997, the SEC announced a settlement of a previously filed civil enforcement action against Gary A. Singer, a former co-chairman of The Cooper Companies. Pursuant to the final judgment agreed to by Gary A. Singer with the SEC, which followed Gary A. Singer’s criminal conviction after a jury trial in the U.S. District Court for the Southern District of New York, Gary A. Singer was permanently enjoined and restrained from, among other things, acting as an officer or director of any public company. The foregoing description of such SEC enforcement action is qualified in its entirety by reference to the full text of the SEC’s March 10, 1997 Litigation Release No. 15278 which can be accessed at the SEC’s website at the following internet address: https://www.sec.gov/litigation/litreleases/lr15278.txt.

SITO urges all SITO stockholders to refrain from taking any action (including returning any consent card sent by the Baksa Group) at this time. SITO’s Board will advise SITO stockholders of its recommendation regarding the Baksa Group’s solicitation in due course.

About SITO Mobile Ltd.

SITO Mobile provides a mobile engagement platform that enables brands to increase awareness, loyalty, and ultimately sales. For more information, visit www.sitomobile.com.

Important Additional Information And Where To Find It

SITO Mobile, Ltd. (“SITO”), its directors and certain of its executive officers are deemed to be participants in a solicitation of consent revocations from SITO’s stockholders in connection with a pending consent solicitation by a stockholder seeking consents (the “Consent Solicitation”). Information regarding the names of SITO’s directors and executive officers and their respective interests in SITO by security holdings or otherwise can be found in SITO’s revised preliminary consent revocation solicitation statement relating to the Consent Solicitation, filed with the Securities and Exchange Commission (“SEC”) on April 28, 2017. To the extent holdings of SITO’s securities have changed since the amounts set forth in SITO’s preliminary consent revocation solicitation statement relating to the Consent Solicitation, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov.

SITO intends to file a definitive consent revocation statement (the “Consent Revocation Solicitation Statement”) and accompanying WHITE consent revocation card with the SEC in connection with the Consent Solicitation. Additional information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Consent Revocation Solicitation Statement, including the schedules and appendices thereto. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH CONSENT REVOCATION SOLICITATION STATEMENT AND THE ACCOMPANYING WHITE CONSENT REVOCATION CARD AND OTHER DOCUMENTS FILED BY SITO WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain the Consent Revocation Solicitation Statement, any amendments or supplements to the Consent Revocation Solicitation Statement, the accompanying WHITE consent revocation card, and other documents filed by SITO with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of SITO’s corporate website at www.sitomobile.com, by writing to SITO’s Corporate Secretary at SITO Mobile, Ltd., The Newport Corporate Center, 100 Town Square Place, Suite 204, Jersey City, NJ 07301, or by calling SITO at (201) 275-0555.

Contacts:

Investor Relations:

Joseph Wilkinson

SVP Investor Relations

Joseph.Wilkinson@sitomobile.com

Media Relations:

Alexandra Levy

Silicon Alley Media

alex@siliconalley-media.com